Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statement (File No. 333-248895) on Form S-3, the registration statements (File Nos. 333-255077 and 333-231603) on Form S-8 and the registration statements (File Nos. 333-234322, 333-233067 and 333-232544) on Form S-1 of Guardion Health Sciences, Inc. of our report dated August 2, 2021, with respect to the financial statements of Activ Nutritional LLC which report appears in the Form 8-K/A of Guardion Health Sciences, Inc. dated August 10, 2021.

Short Hills, New Jersey

 August 10, 2021